UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 30, 2008

HECKMANN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75080 Frank Sinatra Drive, Palm Desert, CA 92211
(Address of Principal Executive Offices) (Zip Code)

(760) 341-3606
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 30, 2008, Heckmann Corporation, a Delaware corporation (“Heckmann”), issued a press release regarding certain amendments to the Agreement and Plan of Merger dated May 19, 2008, among Heckmann, Heckmann Acquisition II Corp., a Delaware corporation and Heckmann’s wholly owned subsidiary (“Merger Sub”), and China Water and Drinks, Inc., a Nevada corporation, and related agreements (the “Merger”). A copy of the press release is attached hereto as Exhibit 99.1.

IMPORTANT ADDITIONAL INFORMATION

In connection with the proposed Merger, Heckmann will prepare a definitive proxy statement for the stockholders of Heckmann, to be filed with the Securities and Exchange Commission (“SEC”) on Form S-4. Stockholders of Heckmann are advised to read, when available, Heckmann’s definitive proxy statement in connection with Heckmann’s solicitation of proxies for the special meeting because these statements will contain important information regarding the proposed transaction. The definitive proxy statement will be mailed to Heckmann stockholders as of a record date to be established for voting on the Merger. Heckmann stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Heckmann Acquisition II Corp., 75080 Frank Sinatra Drive, Palm Desert, CA 92211. The definitive proxy statement, once available, can also be obtained, without charge, at the U.S. Securities and Exchange Commission’s internet site (http://www.sec.gov ).

Heckmann, Merger Sub and their respective directors and officers may be deemed to be participants in the solicitation of proxies from Heckmann’s stockholders with respect to the Merger. Information about Heckmann’s directors and executive officers is available in its Form 10-K for the year ended December 31, 2007, filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement to be filed by Heckmann with the SEC when it becomes available.

Item 9.01(d). Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2008

HECKMANN CORPORATION

By:	/s/ Donald G. Ezzell
Name:	Donald G. Ezzell
Title:	Vice President, General Counsel & Secretary